EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Merisel, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Exhibits on Form 8-K of Merisel, Inc. of our report dated June 16, 2005, relating to the financial statements of Crush Creative, Inc. as of December 31, 2004 and 2003.

/s/ Hutchinson and Bloodgood, LLP

Glendale, CA
October 10, 2005